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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 27, 1999

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                             VENUS EXPLORATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          STATE OF DELAWARE                            0-14334                              13-3299127
      (STATE OF INCORPORATION)                  (COMMISSION FILE NO.)                      (IRS EMPLOYER
                                                                                        IDENTIFICATION NO.)



                            1250 NE LOOP 410
                               SUITE 1000
                           SAN ANTONIO, TEXAS                                         78209
                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)
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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (210) 930-4900


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

On January 27, 1999, Venus Exploration, Inc., completed the sale of its oil and gas properties in the State of West Virginia to Allegheny Interests, Inc. and Meridian Exploration Corporation. The properties included interests in 58 wells and a pipeline system that serviced many of those wells. Venus Exploration also sold its interest in a limited partnership that owned property rights in oil and gas wells in West Virginia. The average daily production from these properties was the equivalent of 411,000 cubic feet of natural gas per day during 1998.
Pursuant to the estimates of proved reserves included in the Company's Annual
Report on Form 10-K for the year ended December 31, 1997, the properties sold were attributed with 13.26% of the Company's total proved reserves as of December 31, 1997. The gross purchase price was $1,170,000, and the effective date was December 1, 1998. The purchase price was based on arm's length negotiation among the parties taking into account a number of considerations, including location of the properties, prices being paid for production from those wells, production rates and production costs. The estimated net price after purchase price adjustments is $1,088,511. $1 million of the net purchase price was used to reduce the Company's outstanding bank debt.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (b)      Pro Forma Financial Information.

                  As permitted by Form 8-K, the required pro forma financial information regarding the disposition of the West Virginia assets will be filed by amendment to this Form 8-K no later than April 12, 1999.

         (c)      Exhibits.

                  2.1  Asset Purchase Agreement among Venus Exploration, Inc.
                       and Allegheny Interests, Inc., et al., dated January 26,
                       1999, which will be filed by amendment to this Form 8-K no later than April 12, 1999





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VENUS EXPLORATION, INC.


                                        By: /s/ PATRICK A. GARCIA
                                           ---------------------------
                                        Name: Patrick A. Garcia
                                        Title: Chief Financial Officer

Dated: February 11, 1999